Exhibit 99.1

Aptiv Announces Commencement of $1.5 Billion Private Offering of Senior Notes by Its Electrical Distribution Systems Spin-Off Subsidiaries, Cyprium Corporation and Cyprium Holdings Luxembourg S.à r.l.

SCHAFFHAUSEN, SWITZERLAND MARCH 4, 2026 – Aptiv PLC (“Aptiv”) (NYSE:APTV), a global industrial technology company focused on enabling a more automated, electrified, and digitalized future, today announced the commencement of a private offering of $1.5 billion aggregate principal amount of senior notes due 2031 (the “2031 Notes”) and senior notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “Notes”) by its subsidiaries, Cyprium Corporation (“Cyprium Corp.”) and Cyprium Holdings Luxembourg S.à r.l. (“Cyprium Luxembourg” and, together with Cyprium Corp., the “Co-Issuers”). The Co-Issuers are subsidiaries of Versigent Limited (“Versigent”), the recently formed holding company for Aptiv’s Electrical Distribution Systems segment, which Aptiv intends to separate from its current business by means of a spin-off to its shareholders. The Co-Issuers also have entered into a $850 million senior secured revolving credit facility and a $500 million senior secured term loan credit facility (the “Credit Facility” and together with the Notes, the “Financing Transactions”).

Upon completion of the spin-off, the Co-Issuers intend to use the proceeds from the offering, together with borrowings under the term loan facility, to fund a dividend to Aptiv in an amount such that Versigent retains $300 million of cash on its balance sheet after giving effect to such dividend and the payment of estimated fees and expenses in connection with the Financing Transactions. Such retained amount will be used for general corporate purposes of Versigent. Proceeds of the offering will be deposited into escrow for the benefit of the holders of the Notes pending satisfaction of certain conditions related to the completion of the spin-off.

The Notes are being offered for sale to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Versigent

Versigent is a leading global provider of signal, power, and data distribution systems for the automotive and commercial vehicle markets. Building on a 100-year legacy of innovation and trusted OEM partnerships, Versigent designs and manufactures advanced low- and high-voltage electrical architectures that enable safe, efficient, and reliable vehicle performance. With engineering centers on four continents and manufacturing operations in more than 30 countries, Versigent combines global scale with regional responsiveness to meet the evolving needs of customers around the world.

About Aptiv

Aptiv is a global industrial technology company enabling more automated, electrified, and digitalized solutions across multiple end-markets.

Forward-Looking Statements

This press release, as well as other statements made by Aptiv, contain forward-looking statements that reflect, when made, Aptiv’s current views with respect to current events and the proposed offering of the Notes. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering will be completed or as to the actual size and terms of the offering.

Such forward-looking statements are subject to many risks, uncertainties and factors relating to Aptiv’s and Versigent’s operations and business environment as well as market conditions, which may cause the actual results of Aptiv and Versigent to be materially different from any future results. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aptiv’s filings with the Securities and Exchange Commission and Versigent’s Form 10 Registration Statement, as amended. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Aptiv and Versigent. Aptiv disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

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Investor Contact:

Betsy Frank

Betsy.Frank@aptiv.com